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                                                                    EXHIBIT 15.1


                                 August 30, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

         We are aware that (i) our report dated May 15, 2000 on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries for the period ended March 31, 2000 and (ii) our report dated August 11, 2000 on our review of interim financial information of Patterson Energy, Inc. and Subsidiaries for the period ended June 30, 2000 are incorporated by reference in this Registration Statement.

                                       Yours very truly,

                                       PRICEWATERHOUSECOOPERS LLP